Exhibit 8.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.

ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000
DES MOINES, IOWA 50309-2510
TELEPHONE: (515) 242-2400
FACSIMILE: (515) 283-0231
URL: www.ialawyers.com
Offices in:
    West Des Moines, Iowa
    Pella, Iowa
Bruce Graves
Steven C. Schoenebaum
Harold N. Schneebeck
Paul D. Hietbrink
William C. Brown
Richard K. Updegraff
Paul E. Carey
Douglas E. Gross
John D. Hunter
James H. Gilliam
Robert D. Andeweg
Alice Eastman Helle
Michael R. Blaser
Thomas D. Johnson
Christopher R. Sackett
Sean P. Moore
Nancy S. Boyd
James L. Pray
Brenton D. Soderstrum
Michael D. Treinen
Scott L. Long
Ronni F. Begleiter
Miranda L. Hughes
Kelly D. Hamborg
William E. Hanigan
Mary A. Ericson
Michael J. Green
Michael A. Dee
Danielle Dixon Smid
Brian P. Rickert
Valerie D. Bandstra
Ann Holden Kendell
James S. Niblock
Brian M. Green
Dustin D. Smith
Alexander M. Johnson
Rebecca A. Brommel
Mark E. Roth
Tina R. Thompson
Catherine C. Cownie
Laura N. Martino
Amy R. Piepmeier
Elizabeth A. Coonan
Britney L. Schnathorst
Sara L. Keenan
Rebecca A. Reisinger
Leanna Daniels Whipple
Justin T. Lange
Kevin F. Howe
Patents and Trademarks
    G. Brian Pingel
    Camille L. Urban
    Adam W. Jones
Of Counsel:
    Richard W. Baskerville
Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO.
(515) 242-2416
WRITER’S DIRECT FAX NO.
(515) 323-8516
WRITER’S E-MAIL ADDRESS
carey@ialawyers.com
May __, 2006
Board of Directors
Victory Renewable Fuels, LLC
1348 Cleveland Avenue
Larchwood, Iowa 51241
Re:      2006 Registration Statement on Form SB-2; Tax Matters
Dear Board Members:
As counsel for Victory Renewable Fuels, LLC, (the “Company”), we furnish the following opinion in connection with the proposed issuance by the Company of up to 26,813 of its membership interests (the “Units”).
We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated May ___, 2006 relating to that offering (the “Registration Statement”).
You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.
Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading “Federal Income Tax Consequences of Owning Our Units” reflect our opinion. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective unit holders regarding the ownership and disposition of units.
Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.
An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
We consent to the discussion in the Registration Statement of this opinion, the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

Yours truly, Paul E. Carey